UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2006, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an Amended and Restated Strategic Alliance Agreement with IDX Systems Corporation (“IDX”) and General Electric Company (“GE”) (the “Amended Agreement”). The Amended Agreement amends and restates in its entirety that certain Strategic Alliance Agreement between the Company and IDX dated as of January 8, 2001 (the “2001 Agreement”). A summary of the principal terms of the Amended Agreement is set forth below. This summary is subject in all respects to the terms of the Amended Agreement, attached as Exhibit 99.1, which is incorporated herein by reference.

The term of the Amended Agreement is identical to the term of the 2001 Agreement, continuing through January 8, 2011 (the “Term”).

Under the Amended Agreement, IDX and Allscripts will continue to cooperate with respect to installation and implementation of one another’s products for common IDX and Allscripts customers and in the provision of customer support services to ensure that such products remain interoperable. In particular, during the Term and for a period of 18 months thereafter, the parties will develop and maintain various interfaces between certain of their respective software products, and updates and new releases thereof, to ensure that data may be exchanged between such products, and will additionally provide such interfaces to their common customers, without charge in certain cases. Thereafter, during any period in which Allscripts and IDX have any customers in common and are then providing interoperability or compatibility between their respective software products and any third party software products, the parties will continue to maintain compatibility and interoperability between the Allscripts and IDX products, at their then-standard rates.

Under the Amended Agreement, Allscripts and IDX will cooperate in marketing and providing Allscripts’ ambulatory electronic health record products to IDX’s existing customer base (i.e. as of January 4, 2006) during the initial 18 months of the Term. Allscripts will pay IDX a royalty on sales of certain of its products to the IDX customer base, which royalty is generally 50% less than the royalties previously payable by Allscripts to IDX under the 2001 Agreement. During such 18-month period (the “Restricted Period”), IDX and GE are restricted from marketing or providing products competitive to Allscripts’ products to IDX’s existing customer base, except that GE and IDX may also market and provide the GE ambulatory electronic health record software to such IDX customer base subject to certain conditions, as set forth in the Amended Agreement; provided however that IDX and GE are restricted during such 18-month period from marketing or providing products competitive to Allscripts’ products to such customers that have licensed the Allscripts ambulatory electronic health record product, subject to certain exceptions, as set forth in the Amended Agreement. In the event certain competitors of IDX or GE acquire Allscripts during the Restricted Period, the above restrictions on IDX and GE will terminate.

Under the Amended Agreement, during the Restricted Period, Allscripts has the right to market IDX’s practice management system products in connection with providing Allscripts’ ambulatory electronic health record software products to any of its customer prospects in the United States.

The Amended Agreement removes any restrictions on Allscripts’ ability to market or provide practice management systems, except that if Allscripts acquires a practice management system, Allscripts may not market or provide such system to the existing IDX customer base during the Restricted Period.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this Report:

Exhibit 99.1	Amended and Restated Strategic Alliance Agreement, dated January 18, 2006, by and among Allscripts Healthcare Solutions, Inc., IDX Systems Corporation and General Electric Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: January 18, 2006	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer